UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2011

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 358-8986

Administaff, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2011, Administaff, Inc. (the “Company”) changed its name to Insperity, Inc. The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company. The Company is the surviving corporation in the merger, and in connection with the merger, amended Article First of its Certificate of Incorporation to change the Company’s name to Insperity, Inc. pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached as Exhibit 3.1 hereto and incorporated by reference.

Also on March 3, 2011, the amended and restated bylaws of the Company reflecting the name change, as previously approved by the Company’s board of directors, became effective.  Other than the name change, no changes were made to the Company’s bylaws in effect prior to March 3, 2011.  A copy of the amended and restated bylaws is attached as Exhibit 3.2 hereto and incorporated by reference.

Item 8.01. Other Events.

On February 28, 2011, the Company issued a press release announcing the name change, effective March 3, 2011.  The Company also announced, effective March 9, 2011, the changing of its ticker symbol from ASF to NSP and the changing of its CUSIP number from 007094105 to 45778Q 107.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

3.1	— Certificate of Ownership and Merger filed with the Delaware Secretary of State on March 3, 2011.

3.2	— Amended and Restated Bylaws of Insperity, Inc.

99.1	— Press release issued by Administaff, Inc. on February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
SeniorVice President of Legal, General Counsel and Secretary

Date:  March 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	— Certificate of Ownership and Merger filed with the Delaware Secretary of State on March 3, 2011.

3.2	— Amended and Restated Bylaws of Insperity, Inc.

99.1	— Press release issued by Administaff, Inc. on February 28, 2011.